UNITED STATES BANKRUPTCY COURT

                      DISTRICT OF NEW MEXICO



IN RE:

INNOVATIVE WEAPONRY, INC.           NO. 11-92-13242 MA
     Debtor.

                      ORDER CONFIRMING PLAN

THE PLAN under Chapter 11 of the Bankruptcy Code filed by
Innovative Weaponry, Inc. on August 26, 1994 as modified by a modification filed November 14, 1994 having been transmitted to creditors and equity security holders; and

It having been determined after hearing on notice that the requirements for confirmation set forth in 11 U.S.C. S1129(a) have been satisfied;

IT IS ORDERED that:

1. The Plan filed by Innovative Weaponry, Inc, on August 26, 1994, as modified by the modification filed November 14, 1994, and as further modified herein is confirmed.

2. On or before the effective date, First National Holding Corporation, nka Innovative Weaponry, Inc., a Nevada Corporation shall pay the Internal Revenue Service the sum of $71,622.09 in full satisfaction of all claims against the Estate held by the Internal Revenue Service.

3. On or before the effective date, First National Holding Corporation shall pay the New Mexico Department of Taxation and Revenue $5,882.00 plus such penalty and interest as may have however, that in-the event such amounts total more than $10,000.00, accrued for unpaid gross receipts and withholding tax, provided however, that in the event such amounts total more than $10,000.00, the Department and First National shall enter into an installment agreement to pay the amount in excess of $10,000.00

4. Should the results of an audit presently being conducted reveal that the Debtor has a cause of action against any present or former officers which First National determines is economically practicable to pursue, the benefits of any recovery thereunder shall be paid first to unsecured creditors and then to equity security holders of the Debtor.

5. The Debtor or First National Holding Corporation shall file with the Nuclear Regulatory Commission a Certification of Small Entity Status for the purpose of establishing the correct licensing fees owed for the Debtor's NRC licenses, and shall pay to the NRC such amounts as are properly chargeable for such fees for an entity of its size to the NRC.

6. Creditors and equity security holders receiving common stock shall receive stock bearing a Securities and Exchange Commission Rule 144 restriction. The Rule 144 restriction shall remain intact subsequent to the receipt thereof by the creditor or equity security holder. Warrants, if any, shall not be so encumbered. Rule 145 shall apply to the stock issued, after a period of sixty
(60) days after receipt thereof by the creditor or equity security holder.

7. The attorneys for the Unsecured Creditors' Committee shall be paid in such amount as the Court allows on hearing after notice to creditors and parties in interest.

8. The Administrative Claim of the New Mexico Department of Labor,

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

Employment Security Division shall be allowed at $13,246.01, and shall be paid in installments, the initial installment of $3,000.00 being due on or before the effective date, and subsequent installments of $500.00 being due on the first of each succeeding month until the balance, with interest of 12% per annum, is paid in full. The Department of Labor's pre-petition claim of $3,415.68 shall be paid in installments of $75.00 per month, commencing on the effective date, due the first of each month. In the event of a default in payment, the Department of Labor shall have available to it without further order of the Court any and all remedies available to it under the Laws of the State of New Mexico.

6.  A copy of the confirmed Plan is attached.

                         <stamped name of Mark B. McFeeley appears here>
                         -----------------------------------------------
                                       Mark B. McFeeley
                                       United States Bankruptcy Judge


Submitted By:

JACOBSEN & LEVY,P.A.


By: /s/ JCJ
---------------------
James C. Jacobsen
1110 Pennsylvania NE, Suite A
Albuquerque, NM 87110
(505) 268-6707


Approved By:

JOHN J. KELLY
United States Attorney


By: telephonic approval 1/31/95
   -----------------------------
     Manuel Lucero
     Attorney for the NRC & IRS
     625 Silver SW
     Albuquerque, NM 87102

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


NEW MEXICO DEPARTMENT OF TAXATION & REVENUE.

By: telephonic approval 2/1/95
   -----------------------------
     Donald F. Harris
     P.O. Box 22690
     Santa Fe, New Mexico 87502

JOHN E. FOULSTON
United States Trustee


BY:  ------------------------------
     Leonard R. Martinez-Metzgar
     P.O. Box 608
     Albuquerque, New Mexico 87103



UNSECURED CREDITORS' COMMITTEE


By: telephonic approval 2/1/95
-------------------------------
     Daniel J. Behles
      P.O. Box 415
     Albuquerque, New Mexico 87103

NEW MEXICO DEPARTMENT OF LABOR
EMPLOYMENT SECURITY DIVISION


By: telephonic approval 1/31/95
-------------------------------
     D. Sandi Gilley
     P.O. Box 1928
     Albuquerque, New Mexico 87103

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